UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On July 3, 2025, NextNRG, Inc. (the “Company”) entered into an At The Market Sales Agreement, or the ATM Agreement, with ThinkEquity LLC, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC, as sales agents (the “Agents”), pursuant to which we may offer and sell, from time to time, through the Agents shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $75,000,000, subject to the terms and conditions of the ATM Agreement.

Subject to the terms and conditions of the ATM Agreement, the Agents will use commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market to sell shares from time to time based upon our instructions, including any price, time or size limits specified by us. Under the ATM Agreement, the Agents may sell shares by any method deemed to be an “at the market” offering as defined in Rule 415 under the U.S. Securities Act of 1933, as amended, including in privately negotiated transactions. The Company may instruct the Agents not to sell shares of common stock if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company will pay the Agents a fixed commission rate of 3.0% of the aggregate gross proceeds from the sale of shares of common stock pursuant to the ATM Agreement and has agreed to provide the Agents with customary indemnification and contribution rights. The Company also agreed to reimburse the Agents the fees and expenses of the Agents, including but not limited to the fees and expenses of the counsel to the Agents, payable upon the execution of the ATM Agreement, in an amount not to exceed $75,000. In addition, the Company will reimburse the Agents upon request for such costs, fees and expenses incurred in connection with the ATM Agreement in an amount not to exceed $7,500 on a quarterly basis for the first three quarters of each year and $10,000 for the fourth quarter of each year.

We are not obligated to make any sales of our common stock under the ATM Agreement and no assurance can be given that we will sell any shares under the ATM Agreement, or, if we do, as to the price or amount of shares that we will sell, or the dates on which any such sales will take place. The ATM Agreement will terminate upon the earlier of (i) the sale of all shares under the ATM Agreement, or (ii) as provided therein.

Sales of shares of common stock under the ATM Agreement will be made pursuant to the registration statement on Form S-3 (File No. 333-268960), which was declared effective by the U.S. Securities and Exchange Commission, or SEC, on January 3, 2023, and a related prospectus supplement filed with the SEC on July 3, 2025, for an aggregate offering price of up to $75,000,000.

The foregoing summary of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, which is filed herewith as Exhibit 10.1.

A copy of the opinion of Sichenzia Ross Ference Carmel LLP relating to the legality of the issuance and sale of shares, is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the ATM Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	ATM Sales Agreement, by and among the Company and ThinkEquity LLC, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC, dated July 3, 2025.
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: July 3, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer